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Key Findings from Board Investigation, Action Plan Update, and Our Path Forward April 12, 2017 © 2017 Wells Fargo Bank, N.A. All rights reserved. For public use.

Discussion Topics Key Findings from Board’s Independent Investigation Action Plan Update Our Path Forward – Building a Better Wells Fargo Corporate Governance, Election of Directors, and Stakeholder Engagement Engagement with Investors and Other Stakeholders Increased Transparency Strong and Effective Corporate Governance Practices Board Composition Snapshot Enhanced Board Oversight of Conduct Risk Board Recommends Vote FOR Each of Our Director Nominees Risk, Audit and Examination, Human Resources, and Corporate Responsibility Committees Executive Compensation Executive Accountability Actions Our Compensation Decision Cycle – CEO Pay Highlights of Our Progress New Retail Banking Incentive Program Improved Risk Management Organization and Controls Formed New Office of Ethics, Oversight and Integrity Strengthening Ethics and Culture 2017 Annual Meeting Management Proposals – Our Board recommends that you vote FOR each of our 15 director nominees, our advisory say on pay resolution to approve executive compensation, and ratification of KPMG as our independent registered public accounting firm for 2017, and EVERY YEAR as the frequency for conducting our annual advisory say on pay votes Stockholder Proposals – Our Board recommends that you vote AGAINST each of the stockholder proposals A C B

A. Key Findings from Board’s Independent Investigation

Board Independent Investigation and Report In September 2016, Wells Fargo’s independent directors launched a comprehensive investigation into our Company’s retail banking sales practices and related matters. Overseen by a special Board committee (“Oversight Committee”) chaired by our Board’s independent Chairman, Stephen W. Sanger, and includes three other independent directors (Elizabeth A. Duke, Vice Chair; Enrique Hernandez, Jr.; and Donald M. James) Independent directors retained Shearman & Sterling LLP (which was itself independent) to assist in the investigation Examined the root causes of improper sales practices in the Community Bank and assessed how issues of corporate structure and culture as well as individual actions contributed to harm to customers and Wells Fargo’s brand and reputation  Key Facts About Shearman & Sterling’s Investigative Process Conducted 100 interviews of current and former employees (focused primarily on senior members of management), members of Wells Fargo’s Board of Directors, and other relevant parties Reviewed the product of hundreds of additional interviews of more junior employees conducted by or on behalf of Wells Fargo Reviewed information concerning more than 1,000 investigations of lower level employees terminated for sales integrity violations, which Wells Fargo’s internal investigations group conducted Received and searched across more than 35 million documents, including communications and other materials of more than 300 custodians Reviewed thousands of documents of interest designated by Wells Fargo from its own review of millions of documents in connection with various investigations and requests from external parties Retained FTI Consulting, Inc., a forensic consulting and data analytics firm On April 10, 2017, our Board publicly disclosed its Sales Practices Investigation Report (the “Board Report”) containing key factual findings from its independent investigation. The report is available on our website at: https://www.wellsfargo.com/about/investor-relations/annual-reports/

Key Findings from Board’s Independent Investigation* 1 Community Bank sales culture There was a growing conflict over time in the Community Bank between Wells Fargo’s Vision & Values and the Community Bank’s emphasis on sales goals. Aided by a culture of strong deference to management of the lines of business (embodied in the oft-repeated “run it like you own it” mantra), the Community Bank’s senior leaders distorted the sales model and performance management system, fostering an atmosphere that prompted low quality sales and improper and unethical behavior. The Community Bank identified itself as a sales organization, like department or retail stores, rather than a service-oriented financial institution. This provided justification for a relentless focus on sales, abbreviated training and high employee turnover. Senior management in the Community Bank had a deep-seated adherence to its sales model, which generally called for significant annual growth in the number of products sold each year. Even when challenged by their regional leaders, the senior leadership of the Community Bank failed to appreciate or accept that their sales goals were too high and becoming increasingly untenable. The Community Bank’s senior management tolerated low quality accounts as a necessary by-product of a sales-driven organization; its senior leaders failed to adequately consider that low quality accounts could be indicative of unauthorized accounts. There was a disinclination among the Community Bank’s senior leadership, regardless of the scope of improper behavior or the number of terminated employees, to see the problem as systemic. Former head of the Community Bank, Carrie Tolstedt, and the Community Bank group risk officer not only failed to escalate issues outside the Community Bank, but also worked to impede such escalation, including by keeping from the Board information regarding the number of employees terminated for sales practice violations. Based on a limited review completed to date, Shearman & Sterling has not identified a pattern of retaliation against Community Bank employees who complained about sales pressure or practices. The review is ongoing. * Please refer to the Board Report for additional information. We encourage you to read the Board Report in its entirety. Wells Fargo accepts the Board’s findings as a critical part of our journey to rebuild trust We continue to review the Board’s findings, which provide another important opportunity to learn from our mistakes and take action to improve the way we operate, serve customers, and lead our team members.

Key Findings from Board’s Independent Investigation, cont. 2 Senior management oversight Mr. Stumpf was Wells Fargo’s principal proponent and champion of the decentralized business model and of cross-sell and the sales culture. His commitment to them colored his response when sales practice issues became more prominent in 2013 and subsequent years and led him to stand back and rely on the Community Bank to fix the problem, even in the face of growing indications that the situation was worsening and threatened substantial reputational harm to Wells Fargo. The former CEO was too late and too slow to call for inspection of or critical challenge to the basic [Community Bank] business model. The former CEO was aware that many doubted that [Ms. Tolstedt] remained the right person to lead the Community Bank in the face of sales practice revelations, including the Board’s lead independent director and the head of its Risk Committee. Stumpf nonetheless moved too slowly to address the management issue. By virtue of his positions and responsibilities prior to becoming President and Chief Operating Officer [in November 2015], Timothy J. Sloan’s direct involvement with sales practices issues was limited. 3 Community Bank performance management and incentive programs Keeping the sales model intact and sales growing meant that the Community Bank’s performance management system had to exert significant, and in some cases extreme, pressure on employees to meet or exceed their sales goals. Many employees felt that failing to meet sales goals could (and sometimes did) result in termination or career-hindering criticism by their supervisors. Employees saw that the individuals most likely to be praised, rewarded and held out as models for success were high sales performers. Compensation incentives contributed to problematic behavior by over-weighting sales [instead of] customer service or other factors. When management [the Community Bank] did identify misconduct, its solution generally was to terminate the offending employee without considering causes for the offending conduct or determining whether there were responsible individuals who, while they might not have directed the specific misconduct, contributed to the environment that increased the chances of its occurrence. As reflected in the reduction in plan sales goals for 2013, while the Community Bank did take steps over time to address issues associated with sales practice violations and aggressive sales goals, those steps were incremental, implemented slowly and insufficient to address the root cause of the problem.

Key Findings from Board’s Independent Investigation, cont. 4 Control function oversight The culture of substantial deference accorded to the lines of business carried over into the control functions. Even when senior executives came to recognize that sales practice issues within the Community Bank were a serious problem or were not being addressed timely and sufficiently, control functions relied on [Community Bank senior leaders] to carry out corrective actions. Underreaction [by the Company’s control functions] to sales practice issues resulted in part from the incorrect belief, extending well into 2015, that improper practices did not cause any “customer harm”, which itself was narrowly construed to mean only financial harm such as fees and penalties. Certain of the control functions [HR, Legal, and Internal Audit] often adopted a narrow “transactional” approach to issues as they arose. They focused on the specific employee complaint or individual lawsuit; missing opportunities to put them together in a way that might have revealed sales practice problems to be more significant and systemic than was appreciated. The former head of the Community Bank reinforced a culture of tight control over information about the Community Bank, including sales practice issues. This hampered the ability of control functions outside the Community Bank and the Board to accurately assess the problem and work toward a solution. 5 Decentralized organizational structure Wells Fargo’s decentralized organizational structure meant that [certain] centralized functions had parallel units in the Community Bank, which impeded corporate-level insight into and influence over the Community Bank. Wells Fargo’s decentralized organizational structure and the deference paid to the lines of business contributed to the persistence of this environment [a high-pressure sales culture]. Historically, the risk function at Wells Fargo was highly decentralized. The line of business risk managers were answerable principally to the heads of their businesses and yet took the lead in assessing and addressing risk within their business units. As problems with sales practices in the Community Bank became more apparent in 2013-2015, Corporate Risk was still a work in progress and the Chief Risk Officer had limited authority with respect to the Community Bank. As events were unfolding, the Chief Risk Officer’s visibility into risk issues in the Community Bank was hampered by his dependence on its group risk officer though he attempted to persuade Ms. Tolstedt and the Community Bank to be more responsive to sales practice-related risks. The decentralized structure of Human Resources contributed to a lack of visibility into the scope and nature of sales practice problems.

Key Findings from Board’s Independent Investigation, cont. 6 Management reporting to the Board Before February 2014, sales practice issues had not been identified to the Board as a “noteworthy risk”. The directors in 2014 received reports from the Community Bank, from Corporate Risk, and from Corporate Human Resources that sales practice issues were receiving scrutiny and attention and, by early 2015, that the risks associated with them had decreased. At the same time, the Risk Committee and the Chief Risk Officer were continuing the program that had begun in 2013 to centralize and increase the resources of Corporate Risk. While management [Corporate Risk] appropriately identified sales practice issues to the Board and Risk Committee by way of the written noteworthy risk reports, the written and oral presentations made to the Risk Committee in May 2015 and to the full Board in October 2015 were inadequate. [The May 2015 presentation] disclosed that 230 employees had been terminated in the Community Bank but did not provide aggregate Community Bank-wide termination figures that the Risk Committee had expressly requested and which were far higher. In May 2016, the Board’s Audit and Examination Committee received a written presentation providing accurate termination figures for sales practice violations in the Community Bank for 2014 and 2015 [numbers showed decline by 30% from 2014 to 2015]. On September 8, 2016, through the Company’s sales practice related settlements, the Board learned for the first time that approximately 5,300 Wells Fargo employees had been terminated for sales practice violations between January 1, 2011, and March 7, 2016.

Key Findings from Board’s Independent Investigation, cont. 7 Board oversight and performance The Board’s Oversight Committee believes that the Board’s own actions could have been improved in three respects. Even though the Risk Committee and Board initiated a comprehensive program in 2013 to increase the resources and enhance the effectiveness of Corporate Risk, Wells Fargo should have moved toward the centralization of the risk function earlier than it did. Starting in February 2014 and continuing thereafter, the Board and Risk Committee received from management assurances that Corporate Risk, HR, and the Community Bank were undertaking enhanced monitoring and otherwise were addressing sales practice abuses, which were said to be subsiding. Management’s reports, however, generally lacked detail and were not accompanied by concrete action plans and metrics to track plan performance. The Risk Committee and Board should have insisted on more detailed and concrete plans, a practice initiated in 2017. In light of the Board’s substantial doubts about and dissatisfaction with Ms. Tolstedt’s leadership by the time of the October 2015 Board meeting, the Board should have been more forceful in pushing the former CEO to change leadership so that the Community Bank could move more quickly.

B. Action Plan Update

Decisive Actions Informed by Feedback Our Board and Company Have Taken Decisive Actions. Our Board and our Company have taken decisive and comprehensive actions to address retail banking sales practices issues, work to restore the trust of our many stakeholders, and build a better Wells Fargo for the future. Wells Fargo did not wait for the completion of our Board’s independent investigation to enhance our compensation and performance management programs, risk management organization and practices, governance, and strengthen our culture. We will keep the Board investigation findings top of mind as we work to better Wells Fargo for our customers, investors, communities, and our team members. These Actions Reflect Feedback Received. Our actions are informed by our engagement with our investors, customers, team members, and other stakeholders. Continued, Active Engagement. We are continuing to engage actively with our investors and other stakeholders, including customers and team members. Action Plan Update. The following slides provide an initial update on our Action Plan to address issues related to unacceptable sales practices in our Community Bank in light of the findings in the Board Report. We Are Confident that We Will Emerge as a Stronger Company. Though we have more work to do, we are confident that we will use the lessons learned from this experience to build a better Wells Fargo for the future.

Action Plan Update Key Findings from Board Investigation How Our Board and Our Company Have Already Been Responding 1. Community Bank sales culture Changed senior management of our Company and the Community Bank Elected Timothy J. Sloan as CEO Named Mary Mack as the head of the Community Bank Eliminated product sales goals for retail banking team members in our branches and call centers effective October 1, 2016 Discontinued reporting the cross-sell metric as a measure of success for the retail bank Expanded training for our retail bank managers and bankers on acceptable sales practices and how to report unethical behavior in addition to reinforcing our non-retaliation policy in our Code of Ethics Established a process to enable former team members to request a termination review by a dedicated Employee Relations team regarding termination or resignation allegedly due to sales performance/culture reasons; those who are eligible for reemployment have an opportunity to work with a special recruiting team to identify and explore opportunities for reemployment Retained a third party to review cases over the last five years where team members were terminated or other corrective action was taken within 12 months of making a self-identified report to the EthicsLine Reviewed claims of retaliation from former team members who reached out to either the media or our Employee Relations team after the settlements were announced Board terminated the employment of four current or former senior managers in the Community Bank for cause, with the result that they forfeited annual incentive and outstanding equity awards Board recognized that other senior Community Bank leaders made reasonable, good faith efforts to challenge and escalate concerns over sales goals and conduct In September 2016, Board determined that Carrie Tolstedt would forfeit all of her unvested equity awards (approx. $19 million) and would not receive a 2016 annual bonus In April 2017, Board confirmed that cause existed for terminating Ms. Tolstedt’s employment, resulting in the forfeiture of her outstanding stock option awards (approx. $47.3 million) 2. Community Bank performance management and incentive programs In addition to eliminating product sales goals, introduced new compensation and performance management programs in January 2017 in the Community Bank with increased focused on the customer experience Established stronger controls to monitor for any unintended outcomes or behavior, including additional corporate oversight, and centralized monitoring, reporting and controls to provide enhanced oversight of the sales process Evaluating feedback, plan performance, and early business results to determine future enhancements Strengthening our incentive compensation risk management program and practices

Action Plan Update, cont. Key Findings from Board Investigation How Our Board and Our Company Have Already Been Responding 3. Senior management oversight Board and John Stumpf agreed that he would forfeit all of his unvested equity awards (approx. $41 million) and that he would forgo his salary during our Board’s independent investigation Board determined that Mr. Stumpf would not receive a 2016 annual bonus Board determined on April 7, 2017 that Wells Fargo will claw back approximately $28 million of Mr. Stumpf’s incentive compensation paid in 2016 4. Decentralized organizational structure Made several important changes in our organizational structure to provide greater role clarity, increased coordination, and stronger oversight: Changed reporting lines for control function groups, including human resources (includes compensation and employee relations) to report into their central control groups rather than the lines of business they support Changed reporting lines for risk team members to report into central Corporate Risk group Created a new Office of Ethics, Oversight, and Integrity which combines our existing enterprise sales practices oversight, global ethics and integrity program, complaints oversight, and internal investigations groups 5. Control function oversight Board eliminated 2016 bonuses and significantly reduced the payout on the 2014 Performance Share awards that vested following 2016 for eight members of our Operating Committee (approx. $26 million), including the heads of Corporate Risk, the Law Department, Human Resources, and Audit, who were in place before the Operating Committee was reconstituted in November 2016 based on the senior leadership’s collective accountability for the overall operational and reputation risk of the Company Board reduced by 20 to 40% the payout on all 2014 Performance Share awards held by other current senior managers, based on the Company’s overall performance in 2016 Improving our enterprise risk management practices and controls, including by: Made system and process enhancements, including sending automated confirmation emails to our customers every time a new personal or small business checking account or a savings account is opened; letter acknowledgements for credit card applications; and same-day emails to credit card customers. Improved multi-factor authentication to protect our customers’ information. Analyzing customer complaints, both those made to government agencies and those made directly to Wells Fargo, to identify any sales practice concerns Increased oversight of our retail bank monitoring activities and enhanced quality assurance monitoring – a $50 million investment annually – including through a third-party mystery shopper program Added risk professionals in our second line of defense

Action Plan Update, cont. Key Findings from Board Investigation How Our Board and Our Company Have Already Been Responding 6. Management reporting to the Board As discussed under key finding 7 below, the Board enhanced its oversight of conduct risk, including sales practices risk, through the Risk Committee’s oversight of enterprise-wide conduct risk and our Company’s new Office of Ethics, Oversight, and Integrity, and the expansion of other Board committees’ responsibilities for overseeing aspects of conduct risk The Board is requiring increased and more focused management reporting relating to conduct risk management, including on: the activities of the new Office of Ethics, Oversight, and Integrity, aggregate dashboard reporting on conduct risk, the Company’s operational risk program and profile, including key indicators and key trends, human capital management and culture, including the Global Ethics and Integrity program, EthicsLine processes and reporting, ethics-related allegations and disciplinary actions (including terminations), team member training, engagement and turnover, incentive compensation risk management, and complaints and allegations from all sources, including the EthicsLine, relating to customers 7. Board oversight and performance Board enhanced its oversight of conduct risk, including sales practices risk, by focusing management’s reporting to the Board on the alignment of team member conduct with (1) our Company’s risk appetite and (2) our Company’s culture as reflected in our Vision and Values and our Code of Ethics and Business Conduct In addition, the Board enhanced Board committee oversight of conduct risk by expanding: the Risk Committee’s oversight responsibilities to include our enterprise-wide conduct risk, risk culture, and new Office of Ethics, Oversight, and Integrity, the Human Resources Committee’s oversight responsibilities to include human capital management, culture, our Code of Ethics and Business Conduct, and implementation and effectiveness of our Company’s ethics, business conduct, and conflicts of interest program, and the Audit and Examination Committee’s oversight responsibilities for legal and regulatory compliance to include our Company’s compliance culture Board separated the roles of Chairman and CEO, elected an independent Chairman and Vice Chair Board amended our By-Laws to require the Chairman and Vice Chair roles to be held by independent directors Board took decisive compensation actions to hold our current and former executives accountable as discussed in relation to key findings 1, 3, and 5 above

Action Plan Update, cont. Key Findings from Board Investigation How Our Board and Our Company Have Already Been Responding Other Key Company Actions related to Customers, Team Members, and Culture More Generally We are working to complete the requirements of our regulatory consent orders related to sales practices, including conducting required account reviews for 2011 to 2016, and in some cases we are going beyond the requirements of our consent orders We are committed to making things right for our customers, including: Voluntarily expanded reviews of retail and small business accounts to include 2009 and 2010; these reviews, as well as our ongoing data analysis, could lead to, among other things, an increase in the identified number of potentially impacted customers Reached out to approximately 40 million retail and 3 million small business customers through statement messaging, mailings, and online communications Refunded more than $3.2 million to customers on approximately 130,000 accounts that we could not rule out as being unauthorized, including the $2.6 million that was part of our regulatory and legal settlements in September 2016 Developing a process to identify customers whose credit might have been affected by unauthorized account openings and determining ways to make things right Agreed to a preliminary $110 million class action settlement that will go to remediating customer harm Invested in our people, increasing the minimum hourly pay rate for our entry-level team members across the country Conducting a thorough review of our EthicsLine processes to make sure team members have a trusted and confidential way to report ethics concerns Surveying team members to understand their views, including on our approach to ethics and integrity, and obtaining their feedback more generally through “pulse” surveys Engaged external consultants to review sales practices across our entire Company Engaged outside culture experts to help us understand where we have cultural weaknesses that need to be strengthened or fixed With the help of an outside academic who specializes in corporate culture, designing a confidential culture survey, to be conducted in May 2017, for all 269,000 team members Making things right for our customers. As part of our commitment to making things right for our customers, we encourage any customers with questions about their accounts during any time period to contact their Wells Fargo banker, visit www.wellsfargo.com/commitment, or call 1-877-924-8697.

C. Our Path Forward – Building a Better Wells Fargo

Engagement with Investors and Other Stakeholders   Independent director participation in meetings with stockholders since 2010   Feedback summarized and shared with our full Board   Meetings held with institutional investors representing more than 30% of our Company’s outstanding common shares in 2016 and early 2017   Key Facts About Our Investor Outreach Program We are focused on outreach to our customers, team members, investors, regulators, elected officials, and the communities in which we do business. Recent Actions Responsive to Investor Feedback Our Board considers the feedback it receives from our investors and other stakeholders and has taken a number of actions to increase stockholder rights and enhance the Board’s structure. These actions were based, in part, on input received from our investors and other stakeholders. Amended our Company’s By-Laws in November 2016 to require that the Chairman and any Vice Chairman of our Board be independent directors Adopted a proxy access by-law in December 2015 Adopted overboarding policy in 2017, which limits the number of public company boards on which our directors may serve (a director who is the CEO of a public company may not serve on more than 3 total public company boards and other directors may not serve on more than 4 total public company boards, including Wells Fargo) Forming a New Stakeholder Advisory Council. Based on feedback received, we are forming an external stakeholder advisory council that will include a broad range of our stakeholders to provide our Company’s senior management and our Board perspectives and insights on current and emerging issues.

Increased Transparency We are committed to being more transparent about the changes we are making. We launched a new webpage at www.wellsfargo.com/commitment to keep our customers and other stakeholders updated on the latest developments. We are providing monthly updates on the impact of the sales practices matter on customer activity in our retail bank. We have enhanced disclosures on our website, including on a broad range of environmental, social, and governance matters in response to feedback from our investors and other stakeholders. You can access our ESG Guide on our website at https://www.wellsfargo.com/about/investor-relations/environmental-social-governance-guide/. New Interactive Timeline of Actions Taken in Response to Sales Practices Issues. We created a new interactive timeline of certain actions taken by the Company in response to unacceptable retail banking sales practices in our Community Bank, available at https://stories.wf.com/betterbank?cid=intpart_wfcom_1704_0. Statement on Pay Equity at Wells Fargo. In response to the gender pay equity stockholder proposal in our proxy materials, we engaged with the proponent and developed additional public disclosure about our commitment to pay equality and our annual pay equity review processes; see “Pay Equity at Wells Fargo” on the Diversity and Inclusion page of our website at https://www.wellsfargo.com/about/diversity/diversity-and-inclusion/ .

Strong and Effective Corporate Governance Practices Key Corporate Governance Highlights Our Board continues to be committed to sound and effective corporate governance principles and practices, including board refreshment, board diversity, and recruitment of new directors to complement the existing skills and experience of our Board in areas identified by our Board through its annual self-evaluation process Independent Chairman and Independent Vice Chair with clearly defined powers and duties Adopted overboarding policy in 2017, which limits the number of public company boards on which our directors may serve All of our directors are in compliance with our overboarding policy Our CEO does not serve on another public company board Robust annual Board and committee self-evaluations Continuing Board refreshment, including through addition of two directors in 2017 Annual director elections Directors elected by a majority of votes cast in uncontested elections, and by plurality vote in contested elections Proxy access by-law with 3% / 3-year ownership threshold Stockholders may call special meetings and act by written consent Prohibit pledging and hedging of Company securities by directors and executive officers

Board Composition Snapshot Continued focus on board succession planning in 2017 Results of Board Succession Planning and Refreshment Efforts Highly engaged and independent Board with a diverse mix of qualifications, skills, and experience 15 director nominees for election at our 2017 annual meeting; 14 of 15 nominees, or 93%, are independent Robust annual Board and committee self-evaluation process; results considered by our Board in its succession planning 2 new directors added in 2017 with key areas of expertise (financial services, client services, regulatory, consumer retail and marketing and large workforce management experience), which reflects our Board’s efforts to bring a fresh perspective to our Board 5 new independent directors since 2013 adding key areas of expertise to our Board which were identified in the annual Board self-evaluation process; 3 of the 5 new independent directors are women 9 of 15 director nominees are women or ethnically diverse 8.4-year average tenure of independent director nominees Continued Board refreshment expected; 6 directors scheduled to retire over the next 4 year 2016 Board Self-Evaluation Process Process includes annual review of Board committee structure and responsibilities, including coverage of risk issues. Our Board and its committees have proactively made changes over the last few years to enhance and focus committee risk oversight activities (including for conduct risk) and amended committee charters to clarify certain risk responsibilities so that all risks are covered without unnecessary duplication. Evaluation Survey Used to Request Director Feedback on Various Topics Board Discussion and Summary of Director Assessments Feedback Communicated and Acted Upon One-on-One Director Discussions to Provide Feedback

Enhanced Board Oversight of Conduct Risk

As a result of its continuing review of committee responsibilities and oversight of risks, our Board also made changes to enhance the risk oversight responsibilities of various Board committees, including the Risk Committee.

Board Level	Conduct Risk Oversight Responsibilities	Focused Management Reporting
Board of Directors	▪ **(Current)** Annually approves enterprise statement of risk appetite ▪ **(New)** Oversees alignment of team member conduct with our risk appetite and our culture as reflected in our Vision & Values and our Code of Ethics	▪ Reporting on activities of the new Office of Ethics, Oversight and Integrity established in the second line of defense to organize and coordinate enterprise-wide conduct risk management activities
Risk Committee	▪ **(Current)** Enterprise risk management framework, Corporate Risk function, and all key risk types ▪ **(New)** Activities of the Office of Ethics, Oversight and Integrity and enterprise-wide conduct risk ▪ **(New)** Enterprise-wide risk culture	▪ Reporting on the Office of Ethics, Oversight and Integrity, including staffing and resources ▪ Aggregate dashboard reporting on conduct risk ▪ Approve Conduct Risk Functional Framework and Oversight Policy; Review material changes to Vision & Values and recommend for Board approval
Audit and Examination Committee	▪ **(Current)** Operational risk management program and all operational risk types ▪ **(Current)** Whistleblower reporting regarding financial reporting, accounting, internal accounting controls, and auditing matters (other whistleblower reporting and oversight of Global Ethics & Integrity (GEI) subject to HRC oversight) ▪ **(New)** Compliance culture	▪ Enhanced reporting on operational risk program and profile, including key indicators and key trends ▪ Approve Functional Framework and Oversight Policies for Operational Risk, Regulatory Compliance, and Financial Crimes ▪ Reporting on internal controls, state of compliance, legal and regulatory matters, SARs, and applicable complaints
Human Resources Committee	▪ **(Current)** Incentive Compensation Risk Management (ICRM) Program ▪ **(New)** GEI program ▪ **(Expanded)** Human capital management ▪ **(New)** Enterprise-wide culture, incl. ethics culture ▪ **(New)** Non-Sarbanes-Oxley Act whistleblower reporting (non-retaliation policy)	▪ Code of Ethics and Business Conduct; GEI program, staffing and resources ▪ EthicsLine processes and reporting; Ethics-related allegations and disciplinary actions, including terminations ▪ Team member training, engagement and turnover ▪ ICRM reporting
Corporate Responsibility Committee	▪ **(Current)** Company's reputation ▪ **(Current)** Customer complaints policy and processes ▪ **(Enhanced)** Complaints and allegations from all sources, including EthicsLine, relating to customers	▪ Company brand, reputation, and favorability reports ▪ Approve Reputation Risk Functional Framework and Oversight Policy ▪ Reporting on customer complaints and processes ▪ Enhanced reporting on complaints and allegations relating to customers, including trends and themes

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Board Recommends Vote FOR Each of Our Director Nominees

Nominee	Age	Director Since	Principal Occupation or Affiliation	# of Other Public Boards	Independent	Committees (*Chair)
John D. Baker II	68	2009	Chairman and CEO**, FRP Holdings, Inc.	1	Yes	AEC; CRC; Credit
John S. Chen	61	2006	Executive Chairman and Chief Executive Officer, BlackBerry Limited	2	Yes	HRC
Lloyd H. Dean	66	2005	President, CEO and Director, Dignity Health	1	Yes	CRC; GNC; HRC*; Risk
Elizabeth A. Duke	64	2015	Vice Chair, Wells Fargo & Company Former member of the Federal Reserve Board of Governors	0	Yes	Credit; Finance; Risk
Enrique Hernandez, Jr.	61	2003	Chairman, President, and CEO, Inter-Con Security Systems, Inc.	2***	Yes	CRC; Finance*; Risk*
Donald M. James	68	2009	Retired Chairman and CEO, Vulcan Materials Company	1	Yes	Finance; HRC
Cynthia H. Milligan	70	1992	Dean Emeritus, College of Business Administration, University of Nebraska-Lincoln	1	Yes	CRC; Credit*; GNC; Risk
Karen B. Peetz	61	2017	Retired President, The Bank of New York Mellon Corporation	0	Yes	Finance; HRC
Federico F. Peña	70	2011	Senior Advisor, Colorado Impact Fund; Former U.S. Secretary of Energy and Former U.S. Secretary of Transportation	1	Yes	AEC; CRC*; GNC; Risk
James H. Quigley	65	2013	CEO Emeritus and a retired Partner of Deloitte	2	Yes	AEC*; Credit; Risk
Stephen W. Sanger	70	2003	Chairman, Wells Fargo & Company Retired Chairman and CEO, General Mills, Inc.	1	Yes	GNC*; HRC; Risk
Ronald L. Sargent	61	2017	Retired Chairman and Chief Executive Officer, Staples, Inc.	2	Yes	GNC; HRC
Timothy J. Sloan	56	2016	CEO and President, Wells Fargo & Company	0	No	N/A
Susan G. Swenson	68	1998	Chair and CEO, Inseego Corp.	2	Yes	AEC; GNC
Suzanne M. Vautrinot	57	2015	President, Kilovolt Consulting Inc.; Major General (retired), U.S. Air Force	2	Yes	AEC; Credit

**On March 13, 2017, Mr. Baker was appointed as the CEO of FRP Holdings, Inc.
***Reflects Mr. Hernandez's announced retirement from one of his outside boards in May 2017.

AEC	Audit and Examination Committee	GNC	Governance and Nominating Committee
CRC	Corporate Responsibility Committee	HRC	Human Resources Committee
Credit	Credit Committee	Risk	Risk Committee
Finance	Finance Committee		

Qualifications and Experience Represented on Our Board

Management and/or Leadership Experience **(15 directors)**	Financial Services **(5 directors)**	Finance, Accounting, or Financial Reporting **(15 directors)**	Risk Management **(8 directors)**	Human Capital Management, Corporate Governance, Management Succession Planning **(13 directors)**
Information Security (including Cyber), Technology **(3 directors)**	Marketing, Consumer **(6 directors)**	Community Affairs, Governmental Relations, Public Policy, Social Responsibility **(11 directors)**	International **(8 directors)**	Legal and/or Regulatory **(10 directors)**

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Risk Committee  The Board’s Risk Committee includes the chairs of each of our Board’s other standing committees to provide it with a comprehensive perspective on risk across our Company. Formed in 2011 and serves as a focal point for enterprise-wide risks Supports and assists our Board’s other standing committees that have primary oversight responsibility for specific risk matters Since 2013, the Risk Committee, aided by independent advisors, has been taking steps under a multi-year plan to reform, elevate, and grow Wells Fargo’s Corporate Risk function and the Company’s control environment, including by increasing Corporate Risk’s budget to hire additional professionals and centralizing risk functions. In February 2014, to ensure proper coverage and allocation of responsibility over the Company’s enterprise-wide risk management framework, the Board amended the Risk Committee’s charter to specify that it has oversight of the processes and resources necessary for the Company to execute its risk program such as those relating to the acquisition, development, and retention of risk talent. Meets jointly with the Audit and Examination Committee (AEC) periodically to discuss information security risk, including the cyber defense management program, and technology risk as well as other matters of common interest as determined appropriate by the committees In February 2017, the Board amended the Risk Committee’s charter to expand the committee’s oversight responsibilities to include risk culture and our new Office of Ethics, Oversight and Integrity. The Risk Committee will now receive enhanced reporting relating to enterprise-wide conduct risk, including aggregate dashboard reporting on conduct risk. Held 10 meetings during 2016 (4 of these meetings were joint meetings with the AEC) Risk Committee Members: Enrique Hernandez, Jr., Chair (Chair of Finance Committee) Lloyd H. Dean (Chair of Human Resources Committee) Elizabeth A. Duke (Vice Chair) Cynthia H. Milligan (Chair of Credit Committee) Federico F. Peña (Chair of Corporate Responsibility Committee) James H. Quigley (Chair of Audit and Examination Committee) Stephen W. Sanger (Chair of Governance and Nominating Committee) Qualifications and Experience Represented on Risk Committee (see Slide 21 for legend) * Meets jointly 4 times per year with the AEC (which includes members with experience)

Audit and Examination Committee Audit and Examination Committee (AEC) Members: James H. Quigley, Chair* John D. Baker II* Federico F. Peña* Susan G. Swenson* Suzanne M. Vautrinot * Audit committee financial expert Qualifications and Experience Represented on AEC (see Slide 21 for legend) * Meets jointly 4 times per year with Risk Committee (which includes members with experience) The Board’s Audit and Examination Committee oversees the integrity of the Company’s financial statements, including management activities related to accounting and financial reporting and internal controls, the internal audit function, and external auditor performance. Also has primary oversight responsibility for financial crimes risk, information security risk, operational risk, regulatory compliance risk, and technology risk With full support from the AEC, in late 2013 the Company formed an Ethics Program Office and undertook an enterprise-wide assessment of Wells Fargo’s approach to the governance of ethics and practices, including a comprehensive review of the Company’s Code of Ethics and Business Conduct. Since 2014, the AEC has focused attention on receipt of increased and enhanced reporting of operational risk and legal and regulatory compliance matters. In February 2017, the AEC’s charter was amended to clarify the AEC’s oversight responsibility for compliance culture consistent with the AEC’s focus and on legal and regulatory compliance matters. Since 2014, the AEC has increased the number and time allocated for meetings to allow sufficient time for agenda items, sought enhanced reporting from management on regulatory and enforcement actions and management’s action plans to address those matters, and assigned certain AEC members based on committee feedback to focus on specific risk topics, such as operational risk and financial crimes risk, for purposes of facilitating more active interactions with management between meetings. Held 20 meetings during 2016 (4 of these meetings were joint meetings with the Risk Committee)

Human Resources Committee  The Board’s Human Resources Committee is comprised of experienced current and former executives who contribute key insights and oversight of our executive compensation, incentive compensation risk management, and human capital management practices. The Board’s Human Resources Committee (HRC) has oversight responsibility for the Company’s executive compensation program and the compensation of the Company’s executive officers, including the CEO. In 2010, with the full support of the HRC, the Company formed an incentive compensation risk management (ICRM) program, which was initially focused on financial (credit, market, and liquidity) risk, in response to 2010 Interagency Guidance on Sound Incentive Compensation Policies. In February 2014, the HRC’s charter was amended to clarify that the committee’s existing responsibilities for oversight of the Company’s overall strategy with respect to incentive compensation and incentive compensation practices also serve to help ensure that they are consistent with the safety and soundness of the Company. In February 2017, the Board amended the HRC’s charter to expand and consolidate oversight of the Company’s human capital management practices, global ethics and integrity program, enterprise-wide culture, including ethics culture, and non-financial, accounting or auditing whistleblower reporting under the HRC’s oversight. The HRC continues to actively oversee and provide feedback to management on ongoing enhancement of the Company’s ICRM program, including recent enhancements to cover incentive compensation risk management program and practices for senior executives and employees in a position, individually or collectively, to expose the Company to material financial or reputational risk. Held 11 meetings during 2016; two new Board members appointed to the HRC in 2017 Human Resources Committee (HRC) Members: Lloyd H. Dean, Chair John S. Chen Susan E. Engel Donald M. James Karen B. Peetz Stephen W. Sanger Ronald L. Sargent Qualifications and Experience Represented on HRC (see Slide 21 for legend)

Corporate Responsibility Committee  The Board’s Corporate Responsibility Committee is comprised of Board members with diverse backgrounds, skills, and experience in social responsibility, community and governmental affairs matters. In light of the importance of social responsibility matters to the Company, the Board formed a separate, new committee called the Corporate Responsibility Committee (CRC) in January 2011 to (1) oversee the Company’s policies, programs, and strategies regarding social responsibility matters of significance to the Company and the public at large, (2) monitor the Company’s reputation and relationships with external stakeholders regarding significant social responsibility matters, and (3) advise the Board and management on strategies that affect the Company’s role and reputation as a socially responsible organization. In February 2014, based on feedback from the CRC and as part of the Board’s ongoing evaluation of Board committee responsibilities in connection with its annual self-evaluation process, the CRC’s responsibilities were enhanced relating to the monitoring the Company’s reputation with its customers, and expanded to provide that the CRC would receive reports and information from management regarding customer service and complaint matters. In November 2014, the CRC’s responsibilities also were expanded to provide that the CRC will review and approve the Company’s reputational risk framework, and clarify that the CRC monitors the Company’s reputation generally, rather than only regarding social responsibility or customer matters. Beginning in 2017, the CRC’s oversight responsibilities were again enhanced based on feedback from the committee to specify that the CRC will receive enhanced reporting from management on complaints and allegations from all sources, including the EthicsLine, relating to customers. The CRC continues to actively oversee and provide feedback to management, including to require additional, focused reporting, in its efforts to enhance the Company’s existing complaints management processes. Held 5 meetings during 2016 Corporate Responsibility Committee (CRC) Members: Federico F. Peña, Chair John D. Baker II Lloyd H. Dean Enrique Hernandez, Jr. Cynthia H. Milligan Qualifications and Experience Represented on CRC (see Slide 21 for legend)

Executive Accountability Actions Annual Incentive Award Forfeitures (approximately $11 million) Long-Term Incentive Forfeitures (approximately $86 million) No 2016 bonuses for John Stumpf, former Chairman and CEO, and Carrie Tolstedt, former head of the Community Bank (target value eliminated = approx. $5 million*) No 2016 bonuses for eight members of our Operating Committee (target value eliminated = approx. $6 million) John Stumpf and Carrie Tolstedt forfeited all of their unvested equity awards (totaling approx. $60 million) Up to 50% reduction in 2014 Performance Share awards (otherwise payable in March 2017) for eight members of our Operating Committee (totaling approx. $26 million) Senior Manager Employment Terminations Additional Accountability Actions Taken in April 2017 Terminated the employment of four current or former senior managers in the Community Bank for cause. None of those senior managers received a 2016 bonus and they forfeited all of their unvested equity awards and vested outstanding stock options On April 7, 2017, the Board’s independent directors took the following additional actions: Determined that the finding made by the Board on September 25, 2016, that cause existed for terminating Ms. Tolstedt’s employment was appropriate Resulted in forfeiture of all of Ms. Tolstedt’s outstanding stock options (current intrinsic value of approx. $47.3 million) Determined that the Company will claw back, including potentially through compensation that would otherwise be paid to him, approx. $28 million of Mr. Stumpf’s previously awarded incentive compensation paid in early 2016 Our Board has taken the following decisive actions to promote executive accountability since September 2016, which include executive compensation decisions with a total impact of more than $180 million: * For John Stumpf, the Board’s Human Resources Committee did not establish a pre-determined target annual incentive award opportunity below the overall limit, so the value of his actual 2015 award is included above.

Our Compensation Decision Cycle – CEO Pay July 2014 – Base salary increased to $2 million/year February 2015 – Granted performance shares worth approximately $6.5 million July 2015 – Granted restricted share rights worth approximately $1.5 million February 2016 – Awarded an annual bonus of $1 million, following his election as President and COO in November 2015 2015 Total – approx. $11 million 2015 Compensation as Senior Executive Vice President, Wholesale Banking 2016 Compensation as President and COO 2017 Compensation as CEO and President Typical Compensation Decision Cycle February 2016 – Base salary increased to $2.4 million/year effective March 6, 2016 February 2016 – Granted performance shares worth approximately $10.5 million February 2017 – 2016 annual bonus eliminated and 2014 Performance Shares payout significantly reduced (aggregate reduction of approx. $6.9 million) 2016 Total (without taking reductions into account) – approx. $12.9 million February 2017 – No base salary increase February 2017 – Granted performance shares that will be disclosed in our 2018 proxy statement Early 2018 – 2017 annual bonus to be determined; will be disclosed in our 2018 proxy statement Base Salary Evaluated at least annually (in February), and adjusted as appropriate Long-Term Incentive Award Board considers market data and individual experience and responsibilities, to align real pay delivery with long-term financial performance and value creation Initial grant value of annual awards determined in February each year; forward-looking, tied to long-term performance, and subject to forfeiture provisions and our clawback policies Annual Bonus Board evaluates performance for the prior completed fiscal year Determined in February each year for the prior completed fiscal year

New Retail Banking Incentive Program We introduced a new incentive program in January 2017 for our retail bank team members to focus on the customer experience within our branches. Additional centralized monitoring and controls provide enhanced oversight. We are evaluating feedback, plan performance, and early business results to determine future enhancements. Initial team member survey conducted by the Company found that team members understand the new program and perceive it to be aligned with our vision to help customers succeed financially. Early business outcomes include improved team-member turnover, which is at a 3-year low, and improved customer experience scores, which are near pre-settlement levels.

Improved Risk Management Organization and Controls We have made system and process enhancements to add protection measures to new accounts, such as sending automated emails to our customers every time a new personal or small business checking account or savings account is opened; letter acknowledgements for credit cards; and same-day emails to credit card customers. During 2016, we conducted a review of risk management across our Company and made several changes in organizational structure to provide greater role clarity, increased coordination, and stronger oversight. We realigned reporting lines for approximately 4,100 risk team members, who previously reported within our businesses, to report into our central Corporate Risk group. We expect an additional 1,100 risk team members will also be realigned to report into Corporate Risk during 2017. We realigned and centralized staff groups throughout our Company, including Finance, Marketing, Communications, Human Resources (including compensation and employee relations) and Compliance, to report into their central control groups rather than into the lines of business they support. We also have increased oversight of our retail bank monitoring activities, enhanced quality assurance monitoring, added risk professionals in our second line of defense, and expanded our customer compliant servicing and resolution process. Line of Business Control Function Team Member Centralized Control Function Group Prior Reporting Structure New Reporting Structure which is Independent from the Line of Business Improves Objectivity and Controls Centralized Control Function Group Control Function Team Member

Formed New Office of Ethics, Oversight and Integrity Wells Fargo’s definition of conduct risk1 “Conduct risk is the risk of customer harm, reputation damage, litigation, regulatory non-compliance, and financial loss arising from unprofessional and unethical actions of business groups or team members” 1. Risk Coverage Statement, September 2016 Objectives of new Office of Ethics, Oversight and Integrity (2nd line of defense) Responsible for ensuring a consistent process for identifying, assessing, investigating, controlling, escalating, and reporting on practices that do not align with our expectations for high ethical standards and excellence in conduct risk management Combines and enhances our existing sales practices oversight, global ethics and integrity program, complaints oversight, and internal investigations groups to organize, coordinate and enhance enterprise-wide conduct risk management activities Head of office reports to our Chief Risk Officer Benefits of this New Office Reflects our own expectations that the company’s internal operations and its treatment of customers and other external stakeholders are fair and ethical and safe and sound. Facilitates enterprise-wide collaboration, alignment and accountability on conduct risk oversight and conduct risk management Structure provides direct oversight and support from the Chief Risk Officer, with regular reporting to and oversight by the Risk Committee of the Board of Directors

Strengthening Ethics and Culture Wells Fargo made Rebuilding Trust our top priority to sharpen our focus on the task ahead, what our Company and team members must accomplish together, and how best to serve customers. We have engaged outside culture experts to help us understand where we have cultural weaknesses that need to be strengthened or fixed. We are conducting a thorough review of our EthicsLine processes to make sure team members have a trusted and confidential way to report ethics concerns. Established a process to enable former team members to request a termination review by a dedicated Employee Relations team regarding termination or resignation allegedly due to sales performance/culture reasons.  Those who are eligible for reemployment have an opportunity to work with a special recruiting team to identify and explore opportunities for reemployment. We are surveying team members to understand their views on our approach to ethics and integrity and get their feedback more generally through “pulse” surveys. We have expanded training for our retail bank managers and bankers on acceptable sales practices and how to report unethical behavior in addition to reinforcing our non-retaliation policy in our Code of Ethics and Business Conduct. To date, we have reached out to over 110,000 team members through “pulse” surveys to understand their views. We are encouraged by the general development that, since September 2016, we have rehired approximately 1,000 team members who were eligible for rehire. With the help of an outside academic who specializes in corporate culture, we are designing a confidential culture review, to be conducted in May 2017, involving all 269,000 team members to help us understand how our team members experience our culture.

Management Proposals – Our Board recommends that you vote FOR each management proposal Item 1 – Election of 15 directors Item 3 – Advisory Proposal on Frequency of Future Advisory “Say on Pay” Votes (Every Year Recommended) Highly qualified directors with a diverse mix of qualifications, skills, and experience 15 director nominees for election at our 2017 annual meeting; 14 of 15 nominees, or 93%, are independent 2 new directors added in 2017 with key areas of expertise 9 of 15 director nominees (or 60%) are women or ethnically diverse 8.4-year average tenure of independent director nominees Our Board believes that an advisory vote on executive compensation that occurs every year continues to be the best alternative for our Company and our stockholders. In formulating its recommendation, our Board considered that the annual say on pay vote has worked well because it allows our stockholders to provide the most frequent input on our named executives’ compensation. An annual say on pay vote aligns with our Board’s annual executive compensation decision-making process. Item 2 – Advisory Resolution to Approve Executive Compensation (“Say on Pay”) Item 4 – Ratification of KPMG LLP as Independent Registered Public Accounting Firm Our Board and the HRC caused the forfeiture of significant amounts of outstanding equity to promote executive accountability for our retail banking sales practices, eliminated our named executives’ 2016 bonuses, and significantly reduced the payout of our continuing named executives’ earned long-term equity awards. Our Company is enhancing and broadening the scope of our incentive compensation risk management practices to discourage unnecessary or inappropriate risk taking, to improve our risk oversight process. For all 2016 named executive officer compensation decisions, the Board’s Human Resources Committee continued to be guided by our compensation principles of paying for performance, fostering a risk management culture, attracting and retaining top executive talent, and encouraging creation of long-term stockholder value. Although we are not required to seek stockholder ratification of KPMG’s appointment, our Board believes it is sound corporate governance to do so.

Stockholder Proposals – Our Board recommends that you vote AGAINST each stockholder proposal Item 5 – Retail Banking Sales Practices Report Item 7 – Divesting Non-Core Business Report On April 10, 2017, in connection with its independent investigation, our Board released a Sales Practices Investigation Report on the root causes of sales practices issues that arose in the Community Bank and the steps taken to improve risk management and control processes; Our Board and our Company have taken actions to address unacceptable retail banking sales practices, as well as monitor the impact on our business and reputation, and we have reported on those actions through our disclosures in our proxy statement, on our website, and in other public communications; and As a result, our Board believes that we have provided through our current disclosures, including the Board Report, the information and report requested by this proposal. Management, with our Board’s independent oversight, regularly assesses our business activities in connection with the development and review of our Company’s strategy; Our Company’s diversified business model is a significant part of our Company’s strategy and our vision of satisfying our customers’ financial needs and helping them succeed financially, and has generated consistent financial performance; We continue to reduce non-core businesses consistent with our strategic reviews and assessment of our Company’s risk appetite with our Board; and   Given our Company’s and Board’s ongoing reviews of our business strategy, as well as our interaction with our investors regarding our strategy, our Board believes that the proponent’s request is unnecessary. Item 6 – Cumulative Voting Item 8 – Gender Pay Equity Report Our Company’s current system for electing directors, combined with its strong governance structure, including a majority vote for director elections, proxy access rights, the composition of our Board and its committees and its independent Chairman and Vice Chair, provides effective Board accountability, responsiveness to stockholders, and best ensures that director elections reflect the will of a majority of stockholders; and Cumulative voting could result in the election of directors who represent and pursue the special interests of a small group of stockholders having a limited ownership interest, leading to a fragmented Board and impairing its members’ ability to function effectively on behalf of all stockholders. We value and promote diversity and inclusion in every aspect of our business and at every level of our organization, and we are committed to ensuring that we do not discriminate pay on the basis of gender; We already have processes and procedures, including an annual pay equity analysis conducted by outside compensation experts, designed to ensure we apply our pay practices consistently; We are committed to continuing to conduct these reviews, to taking appropriate actions to ensure our compensation is fair and equitable, and to continuing to enhance our processes; and We are providing disclosure on our policies and commitment gender pay equity, including through the addition of disclosure on our website at: https://www.wellsfargo.com/about/diversity/diversity-and-inclusion/

Stockholder Proposals – Our Board recommends that you vote AGAINST each stockholder proposal Item 9 – Lobbying Report Item 10 – Indigenous Peoples’ Rights Policy We provide information on our website, available at https://www.wellsfargo.com/about/corporate-responsibility/government-relations/, about our policies and practices on advocacy and lobbying, including our Board’s oversight of our advocacy and lobbying activities. We do not participate in any “grassroots lobbying communications” as defined in the proposal. We are subject to extensive federal, state and local lobbying registration and public disclosure requirements, and have a Government Relations Compliance Policy that sets forth our compliance with such requirements. We have been recognized as a “Trendsetter” with a score of 94.3% in the 2016 CPA-Zicklin Index of Corporate Political Disclosure and Accountability, a report that measures political disclosure and accountability policies and practices of companies in the S&P 500. In addition, our Company’s advocacy activities are overseen by our Board through our Corporate Responsibility Committee, which reviews our Company’s government relations activities and public advocacy policies and programs and at least annually receives reports from management on political and lobbying activities, including payments made to trade associations by Wells Fargo. Our Board believes that our Company participates in the legislative process in a manner that is consistent with sound corporate governance practices. We provide information about these policies and activities, our participation in ballot measures, and our memberships in, and dues paid to significant national and regional trade groups on our website. For these reasons, our Board believes the requested report is unnecessary. We recognize that we have a responsibility to respect human rights, including the rights of indigenous people to determine their own way of life on their own lands, according to their time-honored cultures, traditions and beliefs; We strive to engage with business customers who respect these principles, based on our belief that organizations whose activities may have a significant impact on the environment and local communities should operate in a responsible manner, complying with applicable legal requirements, and with respect for human rights, local communities, and the environment; We have adopted and made available on our website, our Indigenous Peoples Statement in recognition of the rights of indigenous peoples to meaningful and appropriate consultation regarding issues affecting their sacred lands and natural resources, and to enhance the principles articulated in our existing Human Rights Statement and the policies and risk management and due diligence practices established by our Environmental and Social Risk Management (“ESRM”) Policy and related ESRM Statement in order to identify, evaluate, and manage transactions that may impact indigenous peoples; and We believe that our Indigenous Peoples Statement, together with our existing Human Rights Statement on our website, and corresponding enhanced ESRM policies, risk management, and due diligence procedures, fully address the issues raised by the proposal. Indigenous Peoples Statement: https://www.wellsfargo.com/about/corporate-responsibility/indigenous-peoples-statement/ ESRM Statement: https://www.wellsfargo.com/assets/pdf/about/corporate-responsibility/environmental_lending_practices.pdf Human Rights Statement: https://www.wellsfargo.com/about/corporate/human-rights-statement

Cautionary Statement About Forward-looking Statements Forward looking statement disclaimer This presentation contains forward-looking statements about our future financial performance and business. Because forward-looking statements are based on our current expectations and assumptions regarding the future, they are subject to inherent risks and uncertainties. Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.

Thank you for your interest in and support of Wells Fargo.